Exhibit 10.2
FORM OF
PERFORMANCE UNIT GRANT AGREEMENT

granted under the

HIGHPOINT RESOURCES CORPORATION 2012 EQUITY INCENTIVE PLAN (THE “PLAN”)

THIS PERFORMANCE UNIT GRANT AGREEMENT (this “Agreement”), evidences the grant by HighPoint Resources Corporation (the “Company”) of an award of cash-based performance units (the “Award”) to the person listed as “Granted To” on Exhibit 1 (the “Participant”) on the “Grant Date” listed on Exhibit 1 (“Grant Date”) and the Participant’s acceptance of the Award in accordance with the provisions of the HighPoint Resources Corporation (f/k/a Bill Barrett Corporation) 2012 Equity Incentive Plan, as amended through February 21, 2020, and as same may be amended thereafter (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Plan. The Company and the Participant agree as follows:

1.Basis for Award. This Award is made under the Plan for services rendered to the Company by the Participant.

2.Performance Units Awarded. The Company hereby awards to the Participant on the Grant Date an Award consisting of, in the aggregate, the “Number of Performance Units” (hereafter, the “Performance Units”) listed on Exhibit 1 for the Participant, which shall be subject to the restrictions and conditions set forth in the Plan and this Agreement. The Performance Units shall vest and become payable in accordance with Section 4 and Exhibit 2 hereof following the Committee’s certification of the degree to which the performance goals set forth on Exhibit 2 have been achieved.

3.Restrictions. The Performance Units covered by this Award will be forfeited by the Participant and all of the Participant’s rights to such Performance Units shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Performance Units made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

4.Vesting and Settlement.

(a)Except as otherwise provided in this Section 4, the restrictions described in Section 3 of this Agreement will lapse in accordance with the vesting schedule (including performance conditions) set forth on Exhibit 2 of this Agreement, as such Exhibit may from time to time be updated, replaced or supplemented by the Committee (the period during which such restrictions apply, the “Restricted Period”); provided, that, the Participant must be in Continuous Service with the Company on the applicable vesting date or dates. Vested Performance Units shall be settled in the form and at the time or times set forth on Exhibit 2 of this Agreement.

(b)Upon the occurrence of a Change in Control, the Committee may take such action with respect to the unvested Performance Units as it determines in its sole and absolute discretion consistent with the provisions of Section 12 of the Plan and the terms and conditions of any separate employment, severance or change in control agreement with the Participant.

(c)Unless otherwise provided by the Committee or the Plan, upon termination of the Participant’s Continuous Service with the Company for any reason prior to February 16, 2023, any unvested Performance Units shall be forfeited and the Participant shall have no further rights with respect to the Award.

5.Tax Withholding. Upon settlement of any vested Performance Units, the Company shall withhold and pay any federal, state or local taxes of any kind required by law to be withheld with respect to the Performance Units for which the restrictions shall lapse, or at Participant’s election, tax withholdings up to the maximum statutory tax rates in the Participant’s applicable jurisdictions.

6.No Right to Continuous Service. Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.

7.Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be tax consequences upon the vesting of the Performance Units and that the Participant should consult a tax adviser prior to such time.

(b)Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

8.Adjustments. The Award may be adjusted or terminated in any manner as contemplated by the Plan.

9.Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, and legal representatives.

10.Governing Law; Modification. To the extent not otherwise governed by the Code or other laws of the United States, this Agreement shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to its conflict of law principles. Subject to Section 18 of the Plan, no amendment to this Award shall be made that would adversely affect the rights of the Participant without the Participant’s written consent.

11.Incorporation by Reference. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

12.Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

13.Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

14.Gender and Number. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

EMPLOYEE:	COMPANY:
HIGHPOINT RESOURCES CORPORATION

By:	By:
Name:
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